Roadrunner Transportation Systems Files 2017 Annual Report on Form 10-K

Downers Grove, IL (BUSINESS WIRE)-June 20, 2018 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, announced it has filed its Annual Report on Form 10-K for the year ended December 31, 2017. The company expects to file its Quarterly Report on Form 10-Q for the period ended March 31, 2018 as soon as practical in the month of June.

2017 Results Summary

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Revenues for the year ended December 31, 2017 were $2,091.3 million, a 2.9% increase from revenues of $2,033.2 million for the year ended December 31, 2016. The increase was due to higher revenues in the company’s Truckload Logistics (“TL”) and Less-Than-Truckload (“LTL”) segments, partially offset by lower Ascent Global Logistics (“Ascent”) segment revenues which were largely due to the sale of Unitrans in September of 2017.

•	Operating loss was $36.5 million for the year ended December 31, 2017, compared to an operating loss of $403.8 million for the year ended December 31, 2016. The operating loss for 2017 included:

◦	A 4.9% increase in purchased transportation costs to $1,430.4 million in 2017 from $1,364.1 million in 2016.

◦	A $35.4 million gain on the sale of Unitrans.

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Restructuring and restatement costs of $32.3 million associated with legal, consulting and accounting matters, including internal and external investigations, SEC and accounting compliance, and restructuring.

◦	Legal reserves of $5.7 million related primarily to recently settled independent contractor litigation and pre-divestiture litigation related to Unitrans.

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Non-cash impairment charges of $4.4 million in 2017 related to the revaluation of the Ascent segment goodwill after the sale of Unitrans, compared to non-cash impairment charges of $373.7 million in 2016.

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Net loss was $91.2 million for the year ended December 31, 2017, compared to a net loss of $360.3 million for the year ended December 31, 2016. In addition to the items listed above, the net loss in 2017 was impacted by:

◦	Issuance costs of $16.1 million associated with the sale of preferred stock in May 2017, which were reflected as interest expense.

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Loss from debt extinguishment of $15.9 million, comprised of $9.8 million from early debt repayment associated with the company’s prior senior credit facility in May 2017 and early payment premiums on the redemption of preferred stock in Q3 2017 totaling $6.1 million.

•	Diluted loss per share available to common stockholders was $2.37 for the year ended December 31, 2017, compared to diluted loss per share of $9.40 for the year ended December 31, 2016.

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Adjusted EBITDA, which is a non-GAAP financial measure, for the year ended December 31, 2017 was $5.0 million, compared to $7.8 million for the year ended December 31, 2016. Roadrunner’s Adjusted EBITDA is calculated as follows:

(in thousands)	2017	2016

Net loss	$(91,186)	$(360,320)
Plus: Total interest expense	64,049	22,827
Plus: Benefit from income taxes	(25,191)	(66,281)
Plus: Depreciation and amortization	37,747	38,145
Plus: Goodwill impairment charges	4,402	373,661
Plus: Long-term incentive compensation expenses	2,450	2,232
Plus: Adjustments to contingent purchase obligation	—	(2,458)
Plus: Gain on sale of Unitrans	(35,440)	—
Plus: Loss from debt extinguishments	15,876	—
Plus: Restructuring and restatement costs	32,321	—
Adjusted EBITDA	$5,028	$7,806
For more information about Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Segment Results for the Year Ended December 31, 2017
Segment results for the year ended December 31, 2017 compared to the same period in 2016 are highlighted below:

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TL revenues of $1,304.8 million in 2017 increased 4.7% from $1,246.8 million in 2016. Operating income was $6.5 million in 2017, compared to an operating loss of $164.1 million in 2016. The operating loss in 2016 included impairment charges of $159.1 million. Operating income in 2017 benefitted from lower bad debt expense, a decrease in losses on the sale of fixed assets, lower salaries and benefits, and lower equipment lease costs compared to 2016. The 2017 results were negatively impacted by increased fuel costs compared to 2016.

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LTL revenues of $463.5 million in 2017 increased 0.4% from $461.5 million in 2016. Operating loss was $26.4 million in 2017, compared to $203.6 million in 2016. The operating loss in 2016 included impairment charges of $197.3 million. Operating loss in 2017 included increased line-haul and other operating expenses (primarily increased bad debt expense and salaries and benefits) compared to 2016.

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Ascent revenues of $328.3 million in 2017 decreased 2.1% from $335.5 million in 2016. Operating income increased to $21.7 million in 2017 from $8.1 million in 2016. Operating income included non-cash impairment charges of $4.4 million in 2017 and $17.2 million in 2016. Ascent’s lower revenue in 2017 was impacted by the sale of Unitrans.

The company plans to change its reporting segments in 2018 to reflect the impact of the Ascent Global Logistics integration announced on March 15, 2018.

“We are happy to complete our 2017 annual report, which gets us another step closer to becoming current with our SEC reporting. Our 2017 Adjusted EBITDA results, which include final closing adjustments related primarily to accrued expenses and accounts receivable reserves, fell below 2016 Adjusted EBITDA. We expect to announce our results for the first quarter of 2018 later this month, at which time we will hold an investor conference call,” said Curt Stoelting, Chief Executive Officer of Roadrunner.

“Our teams continue to make progress on our strategies to fully integrate, expand and improve our TL and Ascent segments. We remain committed to investing in the long-term recovery of our LTL segment. At the same time, we are investing in information technology upgrades, working to improve internal controls and strengthening our foundation for growth in 2018 and beyond. We are confident that these efforts will position Roadrunner for long-term growth and shareholder value creation,” said Stoelting.

About Roadrunner Transportation Systems, Inc.

Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, temperature controlled and intermodal services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the anticipated filing of Roadrunner’s Form 10-Q for the quarterly period ended March 31, 2018; Roadrunner’s strategies for long-term growth and shareholder value creation; operating metric improvements within certain business units of Roadrunner’s TL and Ascent segments; Roadrunner’s other operational improvement strategies; and Roadrunner’s ability to grow in 2018 and beyond. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance, or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2017. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Non-GAAP Financial Measures
EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA, as EBITDA excluding impairment and other non-cash gains and losses, other long-term incentive compensation expenses, losses from debt extinguishments, and restructuring and restatements costs associated with legal matters (including the company’s internal investigation, SEC compliance and debt restructuring costs and adjustments to contingent purchase obligations.) Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs;

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Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock;

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Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP.
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Contact:
Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com